Exhibit 10.4

NUKKLEUS INC.
525 Washington Blvd.
Jersey City, New Jersey  07310

June 3, 2016

Markos A. Kashiouris
IBIH Limited
2, Iapetou Street, Agios Athanasios
4101 Limassol
Cyprus

Re: Stock Purchase Agreement (the “Agreement”) dated May 27, 2016 between Nukkleus Inc., IBIH Limited, Terra (FX) Offshore Limited, Ludico Investments Limited, Currency Mountain Holdings LLC and the Other Sellers Party Hereto

Dear Mr. Assentato:

Reference is hereby made to the Agreement. All terms not defined herein shall have the meaning as set forth in the Agreement. It is hereby agreed to by the parties that the Payment Date shall be defined as a date no later than June 7, 2016. Accordingly, all parties agree that the $825,000 balance owed of the Cash Purchase Price will be paid to IBIH Limited no later than June 7, 2016.

We kindly request that you execute this letter below indicating that you agree with the above amendment and statements.

Sincerely, Nukkleus Inc. By: /s/ Emil Assentato Name: Emil Assentato Title: CEO

AGREED AND ACKNOWLEDGED:

IBIH LIMITED

By: /s/ Markos A. Kashiouris
Name: Markos A. Kashiouris
Title:

Terra FX (Offshore) Limited	Ludico Investments Ltd.

By:/s/ Markos A. Kashiouris	By:/s/ Petros Economides
Name: Markos A. Kashiouris	Name: Petros Economides
Title: Authorized Person	Title: Authorized Person